UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2015

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270
	Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 12, 2015, Talon held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 92,267,831 shares of our common stock were outstanding and entitled to vote, and 89,314,010 shares (or approximately 97% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, Talon’s board of directors was comprised of Mark Dyne, Larry Dyne, David Ellis, Morris D. Weiss and Robert L. Golden, all of whom were re-elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Annual Meeting:

1.	Election of five directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	Withhold	Broker Non-Votes
Mark Dyne	89,314,010	75,987,771	168,400	13,157,839
Larry Dyne	89,314,010	75,750,193	405,978	13,157,839
David Ellis	89,314,010	88,422,714	625,523	265,773
Morris D. Weiss	89,314,010	83,873,520	5,174,716	265,774
Robert L. Golden	89,314,010	62,972,571	0	26,341,439

2.	Advisory vote on Executive Compensation (Say on Pay).

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
89,314,010	62,969,471	2,100	1,000	26,341,439

3.	Ratification of the selection of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
89,314,010	63,238,343	0	0	26,075,667

4.	Proposal to approve an amendment to the Company’s Certificate of Incorporation to allow for a reverse split of our outstanding shares of common stock.

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
89,314,010	63,216,353	20,990	1,000	26,075,667

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: June 15, 2015	By:	/s/ Nancy Agger-Nielsen
Nancy Agger-Nielsen, Chief Financial Officer